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                                                                   EXHIBIT 99.1

                                     PROXY
                                   OLICOM A/S
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
         ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY __, 1997

The undersigned hereby appoints Jan Bech and Lars Stig Nielsen, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and to vote all Common Shares of Olicom A/S (the "Company") which the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company to be held at the Company's headquarters located at Nybrovej 114, DK-2800 Lyngby, Denmark, at 4:00 p.m., local time, on May _, 1997, and at any adjournments or postponements of such meeting, for the following limited purposes:

The Board of Directors recommends that you vote FOR the following proposals.

                                                                                        FOR         AGAINST       ABSTAIN
1.        Approval of the Agreement and Plan of Reorganization dated as of              [ ]           [ ]           [ ]
          March 20, 1997, among the Company, PW Acquisition Corporation and
          CrossComm Corporation.
2.        Adoption of the Company's Profit and Loss Account for the fiscal year         [ ]           [ ]           [ ]
          ended December 31, 1996, and Balance Sheet at such date, approval of the discharge of management and the Board of Directors for fiscal year 1996, and carry forward of the Company's profits to fiscal year
          1997.
3.        Election of Directors
          FOR all nominees listed below                WITHHOLD AUTHORITY to vote for
          (except as provided to the contrary below)   all nominees listed below

                      [ ]                                       [ ]

          Jan Bech, Bo F. Vilstrup, Lars Stig Nielsen, Kurt Anker Nielsen,
          Frank G. Petersen and Michael J. Peytz and Anders Knutsen.
          (INSTRUCTION: To withhold authority to vote for any individual nominee(s) write that nominee's name on the space provided below):

4.        Appointment of Ernst & Young A/S and KPMG C. Jespersen as the                 [ ]           [ ]           [ ]
          Company's auditors and Ernst & Young LLP as the auditors for Olicom,
          Inc.
5.        Authorization to purchase outstanding Common Shares.                          [ ]           [ ]           [ ]
6.        Approval of the fees of the Company's Directors for fiscal year 1997.         [ ]           [ ]           [ ]
7.        Approval of amendments to the Company's Articles of Association.              [ ]           [ ]           [ ]
8.        Approval of the Company's 1997 Share Incentive Plan.                          [ ]           [ ]           [ ]
9.        Approval of the postponement or adjournment of the Annual General             [ ]           [ ]           [ ]
          Meeting for additional solicitation, if necessary.
10.       On any other business which may properly come before the meeting and          [ ]           [ ]           [ ]
          any adjournments thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.


                       (Please sign on the reverse side)


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                         (Continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS 1, 2, 4, 5, 6, 7, 8 AND 9, THIS PROXY WILL BE VOTED "FOR" (i) THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE COMPANY, PW ACQUISITION CORPORATION AND CROSSCOMM CORPORATION; (ii) THE ADOPTION OF THE COMPANY'S PROFIT AND LOSS ACCOUNT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AND BALANCE SHEET AT SUCH DATE, THE DISCHARGE OF MANAGEMENT AND THE BOARD OF DIRECTORS FOR FISCAL YEAR 1996, AND THE CARRY FORWARD OF THE COMPANY'S PROFITS TO FISCAL YEAR 1997; (iii) THE APPROVAL OF THE FEES OF THE COMPANY'S DIRECTORS FOR FISCAL YEAR 1997; (iv) THE APPOINTMENT OF ERNST & YOUNG A/S AND KPMG C. JESPERSEN AS THE COMPANY'S AUDITORS AND ERNST & YOUNG LLP AS THE AUDITORS FOR OLICOM, INC.; (v) THE AUTHORIZATION TO PURCHASE COMMON SHARES;
(vi) THE APPROVAL OF AMENDMENTS TO THE COMPANY'S ARTICLES OF ASSOCIATION; (vii) THE APPROVAL OF THE COMPANY'S 1997 SHARE INCENTIVE PLAN; AND (viii) THE APPROVAL OF THE POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL GENERAL MEETING FOR ADDITIONAL SOLICITATION, IF NECESSARY. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM 3, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 10. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's 1996 Annual Report and Notice of Meeting and Proxy Statement, dated ____________, 1997, is hereby acknowledged.

[ ]  Please check to receive an admission ticket to the Annual General Meeting.

Dated:  ____________ , 1997.


                                    -------------------------------------------
                                    (Signature of Shareholder(s))


                                    (Joint owners must EACH sign. Please sign
                                    EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

                                    PLEASE SIGN, DATE AND MAIL TODAY.